UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

            Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

                                                     N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2013, the Board appointed: William E. Peters, currently the Company’s Executive Vice President, Human Development, Human Resources, to become the Company’s President and William D. Muir, Jr., currently the Company’s Executive Vice President, Chief Executive Officer, Manufacturing Services, to become the Company’s Chief Operating Officer. Both appointments will be effective March 1, 2013.

Mr. Peters (age 49), Executive Vice President, Human Development, Human Resources since April 2010, joined Jabil in 1990 as a buyer and shortly thereafter was named Purchasing Manager. In 1993 Mr. Peters was named Operations Manager for Jabil’s Michigan facility and was promoted to Vice President, Operations in January 1999. Mr. Peters was named Senior Vice President, Operations in October 2000. He was promoted to Senior Vice President, Regional President — Americas in September 2004. In September 2007, Mr. Peters was named Senior Vice President, Human Development. Prior to joining Jabil, Mr. Peters was a financial analyst for Electronic Data Systems. He holds a B.A. in Economics from Michigan State University.

Mr. Muir (age 44), Executive Vice President, Chief Executive Officer, Manufacturing Services Group since April 2010, joined Jabil in 1992 as a Quality Engineer. Mr. Muir has served in management positions including Senior Director of Operations for Florida, Michigan, Guadalajara, and Chihuahua. Mr. Muir was promoted to Vice President, Operations-Americas in February 2001, was named Vice President, Global Business Units in November 2002 and Senior Vice President, Regional President — Asia in September 2004. Mr. Muir recently served as Executive Vice President, Chief Executive Officer, EMS Division from September 2007 to April 2010. He holds a Bachelor’s degree in Industrial Engineering and an MBA, both from the University of Florida.

Also on January 24, 2013, the Board’s Compensation Committee determined the fiscal year 2013 cash compensation for Mr. Peters and Mr. Muir, as well as additional long-term grants for Mr. Peters. Mr. Muir will receive an annual base salary of $620,000. He will also be eligible for an additional annual cash incentive for fiscal year 2013 with a target amount of 20% of his salary. The actual amount will be determined by the Compensation Committee, after the end of fiscal year 2013, based on: (1) various levels of the Company’s “core operating income” and “core operating profit margin” and (2) “core return on invested capital.” These salary and annual cash incentive changes are effective September 1, 2012.

Mr. Peters will receive an annual base salary of $620,000. He will also be eligible for an additional annual cash incentive for fiscal year 2013 with a target amount of 30% of his salary. The actual amount will be determined by the Compensation Committee, after the end of fiscal year 2013, based on: (1) various levels of the Company’s “core operating income” and “core operating profit margin” and (2) the Company’s “core return on invested capital.” These salary and annual cash incentive changes are effective September 1, 2012. In addition, Mr. Peters received an additional 10,010 time-based restricted stock units that will vest at the rate of 30% on October 16, 2013, 30% on October 16, 2014, and 40% on October 16, 2015. Mr. Peters also received an additional 20,020 performance-based restricted stock units that will vest, if at all, based on the Company’s cumulative, “adjusted core earnings per share” during the performance period beginning September 1, 2012 and ending on August 31, 2017 (the measurement, and potential vesting, dates will be August 31, 2015, August 31, 2016 and August 31, 2017). Finally, Mr. Peters received an additional $220,620 long-term cash-based award that will vest, if at all, based on the Company’s cumulative, “adjusted core earnings per share” during the performance period beginning September 1, 2012 and ending on August 31, 2015.

A result of these January 24, 2013 decisions of the Board’s Compensation Committee, when combined with its decisions earlier in fiscal year 2013, is that Mr. Peters and Mr. Muir will have the same fiscal year 2013 compensation (although because the grant dates for the equity awards differ, the value of these awards will also likely differ): (1) $620,000 annual base salary; (2) annual cash incentives with a target amount of 120% of salary (the actual amount to be determined as described in the above paragraph); (3) $783, 960 long-term cash-based awards (the actual amount to be determined as described in the above paragraph); (4) 71,140 performance-based restricted stock units (the actual amount to be determined as described in the above paragraph); and (5) 35,570 time-based restricted stock units (scheduled to vest as described in the above paragraph).

For purposes of this Current Report on Form 8-K, the applicable defined terms have the meanings specified below:

•

“Adjusted core earnings per share” is the Company’s net income under U.S. generally accepted accounting principles (“GAAP”) before amortization of intangibles, stock-based compensation expense and related charges and goodwill impairment charges, and net of tax and deferred tax valuation allowance charges that result from the write-off of goodwill and impairment charges, divided by the weighted average number of outstanding shares determined in accordance with GAAP.

•	“Core operating income” is the Company’s operating income under GAAP before amortization of intangibles, stock-based compensation expense and related charges and goodwill impairment charges, subject to certain adjustments relating to acquisitions.

•	“Core operating profit margin” is the Company’s core operating income divided by net revenue, subject to certain adjustments relating to acquisitions.

•	“Core return on invested capital” is based on the Company’s core operating income, net of tax, plus the tax effect of interest expense divided by the average total debt and stockholder’s equity balances, less the average cash and cash equivalent balance, subject to certain adjustments relating to acquisitions.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 24, 2013, the Company held its Annual Meeting of Stockholders. As of the record date of November 26, 2012, 202,155,902 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 179,222,357 shares, representing approximately 88.66% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

The following tables set forth the votes cast with respect to each of these matters:

1. Election of Directors:

	FOR	WITHHOLD	NON VOTES
Martha F. Brooks	154,299,812	2,533,924	22,388,621
Mel S. Lavitt	145,043,750	11,789,986	22,388,621
Timothy L. Main	151,989,528	4,844,208	22,388,621
Mark T. Mondello	154,080,529	2,753,207	22,388,621
Lawrence J. Murphy	145,190,035	11,643,701	22,388,621
Frank A. Newman	152,283,752	4,549,984	22,388,621
Steven A. Raymund	152,286,733	4,547,003	22,388,621
Thomas A. Sansone	150,137,174	6,696,562	22,388,621
David M. Stout	150,025,467	6,808,269	22,388,621

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending August 31, 2013:

FOR	AGAINST	ABSTAIN	NON VOTES
174,429,989	4,281,537	510,831	0

3. To approve (on an advisory basis) the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON VOTES
146,294,452	9,970,186	568,775	22,388,944

4. To approve an amendment to increase the size of the Jabil Circuit, Inc. 2011 Stock Award and Incentive Plan by 9,500,000 shares:

FOR	AGAINST	ABSTAIN	NON VOTES
131,983,106	24,323,621	527,009	22,388,621

Item 7.01 Regulation FD Disclosure.

On January 30, 2013, the Company issued a press release announcing the promotions. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

January 30, 2013	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 30, 2013.

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